UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 22nd, 2022

Kinetic Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-216047	47-4685650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 NW 7TH Avenue, Miami FL 33122

(Address of principal executive offices)

7867126827

(Registrant’s telephone number, including area code)

15 Walker Avenue, Suite 101 Baltimore, MD 21208

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4- MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s certifying accountant

On July 22, 2022, the new accountant company for KINETIC Group Inc. is Miami Accounting Group Inc, a Financial Accountants company located in Miami Florida, and CPA registered.

SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of registrant

(a) Appoint of Officers

On July 22, 2022, the Company appointed Ana Maria Mendez as its new President and Director.  Ms. Mendez has over 25 years’ experience in financial services, working throughout Latin America, Canada and Spain.  She has also been CEO of several oil and gas companies. Ms. Mendez received her MBA from Columbia University and her dual undergraduate degrees in Economics and Psychology from the University of Miami.

(b) Appointment of Directors

On July 22, 2022, the Company appointed Damien Grider to its board of directors. The terms, conditions and period of Damien Grider’s directorship have not yet been determined.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors

Ratified, on May 24, 2022, Aitan Zacharin, the former Company’s chief executive officer and sole director resigned from both positions in connection with the transfer of his shares to the New Shareholders announced on that date.

On July 22, 2022, Juan Pablo Bernal the Company’s chief executive officer resigned from his positions in KINETIC and kept his position as CEO of GSS Infrastructure, company which KINETIC signed a MOU for acquisition.

SETION 8- OTHER EVENTS

Item 8.01 Other Events

On July 22, 2022, business activities of KINETIC changed to:

Kinetic Group Inc., is a telecommunications company focused on owning, operating, and building wireless infrastructure for international mobile carriers in Latin America. The company rents, operates and builds tower/rooftop/unconventional infrastructure, fiber optic networks, DAS and telecommunication equipment for MNO's.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2022	/s/ Ana Maria Mendez
Name: Ana Maria Mendez
Title: President

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